Exhibit 1.1

Comstock Resources, Inc.

9.75% Senior Notes due 2026

Underwriting Agreement

New York, New York
June 16, 2020

BofA Securities, Inc.
As Representative of the several Underwriters

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Comstock Resources, Inc., a corporation organized under the laws of Nevada (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $500,000,000    aggregate principal amount of the Company’s 9.75% Senior Notes due 2026 (the “Securities”). The Securities will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”). The Securities are to be issued under an indenture dated as of the Closing Date (as defined in Section 3 hereof) (the “Base Indenture”) between the Company, the Subsidiary Guarantors and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture to the Base Indenture dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires.

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration

Statement became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the Execution Time and the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus (included in the Preliminary Prospectus), (ii) the Preliminary Prospectus, as amended or supplemented prior to the Execution Time, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto and (v) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

References in this Agreement to the subsidiaries of the Company shall include the Subsidiary Guarantors.

The Company hereby confirms its engagement of KeyBanc Capital Markets Inc. (“KeyBanc”) as, and KeyBanc hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter,” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities.  KeyBanc, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

1.Representations and Warranties. The Company and each Subsidiary Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC a registration statement (the file number

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of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. No stop order suspending the effectiveness of the Registration Statement is in effect, the SEC has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Final Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company and the Subsidiary Guarantors, are contemplated or threatened by the SEC. The Company has filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you (and as the Representatives shall have agreed), prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, and Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”); on each such Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such

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information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)(i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications that have been approved by the Company. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule V hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(f)Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

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(g)The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(h)Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, (ii) has the full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and (iii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing in the case of subclause (iii) would not result in a Material Adverse Effect (as defined herein).

(i)All the outstanding equity interests in each subsidiary of the Company have been duly and validly authorized and issued, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding equity interests in the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for liens under the Company’s credit agreement.

(j)There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the heading “U.S. Federal Tax Considerations” insofar as such statements summarize U.S. federal income tax laws and regulations (subject to the limitations, qualifications and assumptions set forth therein), are accurate and fairly summarized in all material respects.

(k)The Company and each of the Subsidiary Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l)Neither the Company nor any of its subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries or of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or (iii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of

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subclauses (ii) and (iii) above, for such violations or Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The issuance and sale of the Securities, the consummation of the other transactions contemplated herein (including the Guarantees) and the fulfillment of the terms hereof (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate or articles of incorporation or by-laws or other organizational documents of the Company or any subsidiary thereof, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, or give a holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries under, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except, in the case of subclauses (ii) and (iii) above, for such conflicts, breaches, Defaults, liens, charges, encumbrances, consents or violations as would not, individually or in the aggregate, have a Material Adverse Effect and except as would not materially adversely affect the ability of the Company and the Subsidiary Guarantors to consummate the transactions contemplated by this Agreement.

(m)No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required in connection with the transactions contemplated herein (including the Guarantees), except (i) such as have been (or will be on or prior to the Closing Date) obtained or made by the Company and are (or will be on or prior to the Closing Date) in full force and effect under the Securities Act and the applicable securities laws of the several states of the United States.

(n)This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

(o)The Indenture has been duly authorized by the Company and the Subsidiary Guarantors and duly qualified under the Trust Indenture Act and, at the Closing Date, will have been duly executed and delivered and will constitute a legal, valid and binding instrument enforceable against the Company and the Subsidiary Guarantors in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law), entitled to the benefits of the Indenture. Each Guarantee has been duly

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authorized by such Subsidiary Guarantor and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(p)The consolidated historical financial statements of the Company and its subsidiaries, together with related schedules and notes, included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable requirements of the Securities Act. Such historical financial statements present fairly the consolidated financial position, results of operations, stockholders’ equity and cash flows of the Company and its subsidiaries on the basis stated or incorporated by reference in the Preliminary Prospectus, the Final Prospectus or the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and except, in the case of unaudited, interim financial statements, subject to normal year-end adjustments, and the supporting schedules included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus or the Registration Statement present fairly the information required to be stated therein. The pro forma combined financial statements of the Company and its subsidiaries and the related notes thereto included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement (i) present fairly the information contained therein and (ii) have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma combined financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement comply as to form and have been prepared in all material respects with the SEC’s rules and guidance with respect to pro forma financial statements. The statistical and market-related data included in the Disclosure Package, the Final Prospectus and the Registration Statement are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Disclosure Package, the Final Prospectus and the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(q)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company and the Subsidiary Guarantors, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company and the Subsidiary Guarantors of this Agreement, the Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a

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“Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(r)Since March 31, 2020, there has not occurred any Material Adverse Effect. Except as described in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), subsequent to December 31, 2019: (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, or entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(s)Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries has (i) generally satisfactory title to all its interests in its oil and gas properties, title investigations having been carried out by the Company and each of its subsidiaries in accordance with the general practice in the oil and gas industry, (ii) good and marketable title in fee simple to all other real property owned by it and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects, and except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings of the Company and its subsidiaries.

(t)Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and any non-audit services provided by Ernst & Young LLP to the Company have been approved by the Audit Committee of the Board of Directors of the Company.

(u)KPMG LLP, who have certified certain financial statements of Covey Park Energy LLC and its subsidiaries and delivered their report with respect to the financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to Covey Park Energy LLC within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(v)Lee Keeling and Associates, Inc. is an independent petroleum consultant with respect to the Company and its subsidiaries.

(w)Netherland, Sewell & Associates, Inc. is an independent reserve engineer with respect to the Company and its subsidiaries.

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(x)The Company and each of its subsidiaries have filed all material tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(y)The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(z)Each of the Company and its subsidiaries possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct its respective business, and none of the Company or any subsidiary thereof has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(aa)The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus fairly present the information called for in all material respects and is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(bb)The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15e of the Exchange Act.

(cc)The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the

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Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd)None of the Company or any of its subsidiaries, nor any agent thereof acting on their behalf, has taken, and none of the will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, none of the Company or any of its subsidiaries (i) has violated any applicable environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) lacks any permits, licenses or other approvals required of them under Environmental Laws to own, lease and operate their respective properties and to conduct their business in the manner described in the Disclosure Package and the Final Prospectus, (iii) is violating any terms and conditions of any such permit, license or approval or has permitted to occur any event that allows, or after notice or lapse of time would allow, revocation or termination of any such permit, license or approval or result in any other impairment of their rights thereunder, or (iv) has received notice of any actual liability under Environmental Laws.

(ff)In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(gg)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there is (i) no unfair labor practice complaint pending or, to the knowledge of the Company and the Subsidiary Guarantors, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the knowledge of the Company and the Subsidiary Guarantors, threatened, against the Company or any of its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company and the Subsidiary Guarantors, threatened against the Company or any of its subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the knowledge of the Company and the Subsidiary Guarantors, no union organizing activities taking place.

(hh)The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder))

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established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, except for where any failure to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary thereof, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii)There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Subsidiary Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company and the Subsidiary Guarantors, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or similar law of any other relevant jurisdiction.

(kk)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting

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requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Subsidiary Guarantors, threatened.

(ll)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Subsidiary Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) currently subject to or the target of any sanctions administered by the U.S. government, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State (collectively, “Sanctions” and any persons currently subject to or the target of Sanctions, “Sanctioned Persons” and each such person, a “Sanctioned Person”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is in Crimea, Cuba, Iran, North Korea, Sudan or Syria or in any other country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions (collectively, “Sanctioned Countries,” and each, a “Sanctioned Country”), or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(mm)The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(nn)The Company and its subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Disclosure Package or the Final Prospectus as being owned by them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(oo) (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s, the Subsidiary Guarantors’ and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data  maintained, processed or stored by the Company, the Subsidiary Guarantors and their respective

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subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Subsidiary Guarantors and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company, the Subsidiary Guarantors, nor their respective subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, the Subsidiary Guarantors and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, the Subsidiary Guarantors and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(pp)

Other than the underwriting discount pursuant to Section 2 of this Agreement and the compensation to be paid to the QIU pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and such Subsidiary Guarantor, as to matters covered thereby, to each Underwriter.

2.Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at the time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Dallas, Texas. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

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4.Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.Agreements. The Company and the Subsidiary Guarantors, jointly and severally, agree with the several Underwriters that:

(a)Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use (or the use of any Preliminary Prospectus or the Final Prospectus) or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose (including any notice or order pursuant to Section 8A of the Securities Act. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.

(c)If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or

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omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f)The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)Other than pursuant to this Agreement, the Company will not, without the prior written consent of BofA Securities, Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due

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to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company or any Subsidiary Guarantor (other than the Securities); or publicly announce an intention to effect any such transaction for a period of 60 days after the date of this Agreement.

(i)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)The Company and the Subsidiary Guarantors jointly and severally agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the QIU; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”), other than a free writing prospectus containing the information contained in the final term sheet specified in Section 5(b)

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hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

6.Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and each Subsidiary Guarantor contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and each Subsidiary Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and each Subsidiary Guarantor of its obligations hereunder and to the following additional conditions:

(a)The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(b)On the Closing date, the Underwrites shall have received the favorable opinion of (i) Locke Lord LLP, counsel for the Company, dated as of the Closing Date, the form of which is attached as Exhibit A, and (ii) Woodburn & Wedge, Nevada counsel of the Company, dated as of the Closing Date, the form of which is attached as Exhibit B.

(c)On the Closing Date, the Underwriters shall have received the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)On the Closing Date, the Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer or the President and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

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(i)Subsequent to the Execution Time, there has not occurred any Material Adverse Effect;

(ii)the representations, warranties and covenants of the Company and each Subsidiary Guarantor in this Agreement were true and correct on and as of the date hereof and are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date; and

(iii)the Company and each Subsidiary Guarantor has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(e)The Underwriters shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Company, (i) at the Execution Time, a letter (which may refer to letters previously delivered to one or more of the Underwriters), dated as of the Execution Time, in form and substance satisfactory to the Representatives, covering the financial information of the Company included or incorporated by reference in the Registration Statement and the Preliminary Prospectus and other customary information, and (ii) at the Closing Date, a letter (which may refer to letters previously delivered to one or more of the Underwriters), dated as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to clause (i), except that (A) it shall cover the financial information included in or incorporated by reference in the Final Prospectus and any amendment or supplement thereto and (B) the specified date referred to therein for carrying out of procedures shall be no more than three business days prior to the Closing Date.

(f)The Underwriters shall have received from KPMG LLP, the independent registered public accounting firm for Covey Park Energy LLC and its subsidiaries, (i) at the Execution Time, a letter (which may refer to letters previously delivered to one or more of the Underwriters), dated as of the Execution Time, in form and substance satisfactory to the Representatives, covering the financial information of Covey Park Energy LLC included or incorporated by reference in the Registration Statement and the Preliminary Prospectus and other customary information, and (ii) at the Closing Date, a letter (which may refer to letters previously delivered to one or more of the Underwriters), dated as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to clause (i), except that (A) it shall cover the financial information included in or incorporated by reference in the Final Prospectus and any amendment or supplement thereto and (B) the specified date referred to therein for carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g)The Underwriters shall have received from Lee Keeling & Associates, Inc., independent petroleum consultants with respect to the Company and its subsidiaries, (i) at the Execution Time, a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives, covering the reserve information included or incorporated by reference in the Registration Statement and the Preliminary Prospectus and other customary information, and (ii) at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished

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by them pursuant to clause (i), except that it shall cover the reserve information included or incorporated by reference in the Final Prospectus and any amendment or supplement thereto.

(h)The Underwriters shall have received from Netherland, Sewell & Associates, Inc., independent reserve engineers for the Company and its subsidiaries, (i) at the Execution Time, a reserve report confirmation letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in such letters with respect to its audits of the reserves of the Company referred to in the Disclosure Package and (ii) at the Closing Date, a reserve report confirmation letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to clause (i), except that it shall cover the reserve information included or incorporated by reference in the Final Prospectus and any amendment or supplement thereto.

(i)The Underwriters shall have received from the Chief Financial Officer of the Company, (i) at the Execution Time, a certificate, dated as of the Execution Time, in form and substance satisfactory to the Representatives, providing “management comfort” with respect to certain financial statements and financial information included or incorporated by reference in the Registration Statement and the Preliminary Prospectus, and (ii) at the Closing Date, a certificate, dated as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect that the Chief Financial Officer reaffirms the statements made in the certificate furnished pursuant to clause (i), except that it shall cover the financial statements and financial information included or incorporated by reference in the Final Prospectus and any amendment or supplement thereto.

(j)Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e), paragraph (f), paragraph (g), paragraph (h) or paragraph (i) of this Section 6 the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), or (ii) in the sole judgment of the Representatives, any Material Adverse Effect.

(k)Prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l)Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

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(m)The Company and the Subsidiary Guarantors shall have executed and delivered the Indenture, in form and substance satisfactory to the Representatives, and the Representatives shall have received executed copies thereof.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing (including by electronic mail) or by telephone confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, at 2001 Ross Avenue Suite 2100, Dallas, Texas 75201 or sent by electronic mail to DRayburn@gibsondunn.com, on the Closing Date.

7.Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or a Subsidiary Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Subsidiary Guarantors, jointly and severally, will reimburse the Underwriters severally through BofA Securities, Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.Indemnification and Contribution.

(a)The Company and each of the Subsidiary Guarantors agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact (i) with respect to the Registration Statement required to be stated therein or necessary to make the statements therein not misleading, and (ii) with respect to the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement

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relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, and any amendment or supplement thereto, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company or any of the Subsidiary Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Subsidiary Guarantors acknowledge that the statements set forth (i) in the first sentence of the fifth paragraph and (ii) the tenth and eleventh paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) of this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by

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the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Subsidiary Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Subsidiary Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or the Subsidiary Guarantors, on the one hand, and by the Underwriters, on the other, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Subsidiary Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Subsidiary Guarantors, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company or the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Benefits received by the QIU in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. Relative fault shall be determined by reference to, among other things,

22

whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Subsidiary Guarantors, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, nor shall the QIU in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Subsidiary Guarantors, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company and the Subsidiary Guarantors within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and the Subsidiary Guarantors who shall have signed the Registration Statement and each director of the Company and the Subsidiary Guarantors shall have the same rights to contribution as the Company and the Subsidiary Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its directors, officers, employees, affiliates and agents and each person who controls the QIU within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of

23

FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the QIU.

9.Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock, $0.50 par value, shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis (or escalation thereof) the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Subsidiary Guarantors, or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on

24

behalf of any Underwriter, the QIU, or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.Notices. All communications hereunder will be in writing (including by electronic mail) and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, telefaxed or emailed to BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: High Yield Legal Department, facsimile number: +1 (212) 901-7897, with a copy (which copy shall not constitute notice) to Gibson, Dunn & Crutcher LLP, 2001 Ross Avenue, Suite 2100, Dallas, Texas, 75201, Attention: Doug Rayburn, DRayburn@gibsondunn.com; or, if sent to Comstock Resources, Inc., will be mailed, delivered or emailed to 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attention: Roland Burns, President and Chief Financial Officer, rob@crkfrisco.com, with a copy (which copy shall not constitute notice) to Locke Lord LLP, 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201, Attention: Jack Jacobsen, jjacobsen@lockelord.com.

13.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, affiliates, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Service of any process, summons, notice or document by mail to the Company’s address set forth in Section 12 shall be effective service of process for any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and the Company expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Nevada.

15.Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if

25

this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.No Fiduciary Duty. The Company and each Subsidiary Guarantor hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and each Subsidiary Guarantor, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Subsidiary Guarantors and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and each Subsidiary Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Subsidiary Guarantor on related or other matters). The Company and each Subsidiary Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Subsidiary Guarantors, in connection with such transaction or the process leading thereto.

17.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Subsidiary Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

18.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

26

19.Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. .  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21.Amendment. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

22.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

27

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Comstock Resources, Inc.

By: /s/ Roland O. Burns

Name: Roland O. Burns

Title: President and Chief Financial Officer

SUBSIDIARY GUARANTORS

Comstock Oil & Gas, LLC

By: /s/ Roland O. Burns

Name: Roland O. Burns

Title: President and Chief Financial Officer

Comstock Oil & Gas-Louisiana, LLC

By: /s/ Roland O. Burns

Name: Roland O. Burns

Title: President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
specified in Schedule I hereto.

BOFA SECURITIES, INC.

By: /s/ Lex Maultsby___________________________
Name: Lex Maultsby
Title: Managing Director

For itself and the other several
Underwriters named in Schedule II
to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated June 16, 2020

Registration Statement No. 333-238113

Representative: BofA Securities, Inc.

Title, Purchase Price and Description of Securities:

Title: 9.75% Senior Notes due 2026

Principal amount of Securities: $500,000,000

Purchase price (include accrued interest or amortization, if any): 88.5% plus accrued interest, if any, from June 23, 2020

Subsidiary Guarantors:

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Comstock Oil & Gas, LLC	Nevada	75-2272352
Comstock Oil & Gas-Louisiana, LLC	Nevada	28-0012430

Closing Date, Time and Location: June 23, 2020 at 10:00 a.m. at Gibson, Dunn & Crutcher LLP, 2001 Ross Avenue, Suite 2100, Dallas, Texas 75201

Type of Offering: Non-Delayed

Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 6(e) at the Execution Time: N/A

I-1

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$175,000,000
BMO Capital Markets Corp.	67,500,000
Wells Fargo Securities, LLC	67,500,000
Fifth Third Securities, Inc.	35,000,000
Mizuho Securities USA LLC	35,000,000
Capital One Securities, Inc.	25,000,000
SG Americas Securities, LLC	25,000,000
Regions Securities LLC	17,500,000
KeyBanc Capital Markets Inc.	15,000,000
Barclays Capital Inc.	7,500,000
CIT Capital Securities LLC	7,500,000
Citizens Capital Markets, Inc.	7,500,000
Credit Agricole Securities (USA) Inc.	7,500,000
Goldman Sachs & Co. LLC	7,500,000

Total	$500,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

III-1

SCHEDULE IV

Issuer Free Writing Prospectus dated June 16, 2020

Filed by: Comstock Resources, Inc.

Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement on Form S-3: No. 333-238113

COMSTOCK RESOURCES, INC.

9.75% Senior Notes due 2026

Pricing Term Sheet

June 16, 2020

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement dated June 16, 2020.  The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.  Capitalized terms used but not defined in this Pricing Term Sheet have the respective meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	Comstock Resources, Inc. (the “Company”)
Title of Securities:	9.75% Senior Notes due 2026 (the “Notes”)
Principal Amount:	$500,000,000
Maturity Date:	August 15, 2026
Issue Price:	90.0% plus accrued interest, if any, from June 23, 2020
Gross Proceeds:	$450,000,000
Coupon:	9.75%
Yield to Worst:	12.0962%
Interest Payment Dates:	February 15 and August 15 of each year, commencing August 15, 2020
Record Dates:	February 1 and August 1 of each year
Make-Whole Premium:	Make-Whole Premium at Treasury Rate +50 basis points prior to August 15, 2021
Optional Redemption:

On or after August 15, 2021, the Company may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage

IV-1

2021	107.313%
2022	104.875%
2023	102.438%
2024 and thereafter	100.000%
Equity Clawback:

Prior to August 15, 2021, the Company may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of Notes originally issued (calculated after giving effect to any issuance of Additional Notes), upon not less than 15 or more than 60 days’ notice, at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), in an amount not greater than the Net Cash Proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 180 days following the closing of any such Equity Offering.

Underwriters:

BofA Securities, Inc.

BMO Capital Markets Corp.

Wells Fargo Securities, LLC

Fifth Third Securities, Inc.

Mizuho Securities USA LLC

Capital One Securities, Inc.

SG Americas Securities, LLC

Regions Securities LLC

KeyBanc Capital Markets Inc.

Barclays Capital Inc.

CIT Capital Securities LLC

Citizens Capital Markets, Inc.

Credit Agricole Securities (USA) Inc.

Goldman Sachs & Co. LLC

Trade Date:	June 16, 2020
Settlement Date:	June 23, 2020 (T+5 business days)
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP and ISIN Numbers:	CUSIP: 205768 AR5 ISIN: US205768AR55
Changes in the Preliminary Prospectus Supplement:	The following changes will be made to the Preliminary Prospectus Supplement:

Summary

The following change under “Summary−The Offering−Ranking” on page S-6 and each other location where such or similar information appears in the Preliminary Prospectus Supplement is amended to read as follows:

“As of March 31, 2020, on an as further adjusted basis as set forth under “Capitalization,” we and the guarantors would have had total consolidated indebtedness of approximately $2,778.4 million, consisting of (i) $500.0 million of the notes offered hereby, (ii) $850.0 million of Original Notes, (iii) $619.4 million aggregate

2

principal amount of 7.5% Senior Notes due 2025 and (iv) $809.0 million of secured indebtedness under our bank credit facility, and we would have had $591.0 million of available borrowing capacity under the bank credit facility.”

Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent effected by the changes described herein.

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the Commission’s website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by contacting BofA Securities toll free at 1-800-294-1322 or by email at dg.prospectus_requests@bofa.com, BMO Capital Markets, 3 Times Square, New York, NY 10036, Attn: Sherman Lee or by email at sherman1.lee@bmo.com, or Wells Fargo Securities, 550 S. Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Leveraged Syndicate, or by email at IBCMDCMLSHYLeveragedSyndicate@wellsfargo.com.

3

SCHEDULE V

Schedule of Written Testing-the-Waters Communication

None.

B-1